UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

On February 1, 2018, Accuray Incorporated (the “Company”) settled conversions and cash amounts due at maturity of approximately $26.6 million aggregate principal amount of its Series A 3.50% Convertible Senior Notes due 2018 (the “Series A Notes”) by (i) paying an aggregate amount of $27.0 million in cash and delivering an aggregate of 1,252 shares of its common stock, par value $0.001 per share (the “common stock”). After giving effect to these settlements, no Series A Notes remain outstanding.

The Company also entered into privately-negotiated agreements (the “Exchange Agreements”) with holders (each holder, including certain beneficial owners for whom such holder holds contractual and investment authority, an “Exchanging Investor”) of the Company’s outstanding 3.50% Convertible Senior Notes due 2018 (the “Notes”).  The Exchanging Investors are both institutional “accredited investors” (within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

Under the Exchange Agreements, the Exchanging Investors agreed to exchange an aggregate principal amount of $13.0 million of Notes (the “Exchanged Notes”) for (i) approximately $13.2 million in cash, representing the principal amount of the Exchanged Notes plus accrued and unpaid interest and (ii) approximately 0.3 million shares of common stock (the “Shares”).  The cash consideration was paid on February 1, 2018, and the Shares are to be issued to the Exchanging Investors on or about February 7, 2018, subject to customary closing conditions.  After giving effect to the settlement of the Exchange Agreements, no Notes will remain outstanding.

The shares of common stock issued upon conversion of the Series A Notes were issued pursuant to the exemption from registration provided for by Section 3(a)(9) of the Securities Act.  The Shares to be issued pursuant to the Exchange Agreements will be issued pursuant to the exemption from registration provided for by Section 4(a)(2) of the Securities Act. In the case of the Shares, the Company relied on the exemption provided for by Section 4(a)(2) of the Securities Act from registration based in part on representations made by the Exchanging Investors in the Exchange Agreements.

Item 8.01  Other Events.

On February 5, 2018, the Company issued a press release announcing the retirement of the Company’s 3.50% Convertible Senior Notes and 3.50% Series A Convertible Senior Notes, both due February 2018.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: February 5, 2018	By:	/s/ Shigeyuki Hamamatsu
Shigeyuki Hamamatsu
Vice President, Finance and Chief Accounting Officer